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                                                                   EXHIBIT 4.16

                                CALL AGREEMENT

            THIS AGREEMENT made as of the 13th day of June, 2002,

B E T W E E N:

                     COVENANT FILM PRODUCTIONS LIMITED
                     PARTNERSHIP

                     a limited partnership formed under the
                     laws of Delaware

                     (hereinafter referred to as "COVENANT")

                                                             OF THE FIRST PART;

                                -  and  -

                     PAN ZONE CO., LTD.,
                     a corporation existing under the laws of the British Virgin Islands

                     (hereinafter referred to as "PAN ZONE")

                                                            OF THE SECOND PART.

            WHEREAS Pan Zone is the beneficial owner of 1,184,364 Preferred Shares (as hereinafter defined) in the capital of Visual Bible International, Inc. (the "Corporation");

            AND WHEREAS Covenant and Pan Zone desire to enter into an agreement providing Covenant with certain rights and obligations in respect of the purchase and acquisition of 592,182 Preferred Shares of the Corporation (collectively, the "Optioned Shares") beneficially owned by Pan Zone and deposited as Deposited Shares under the Shareholders Agreement as hereinafter defined;

            NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE 1
                                INTERPRETATION

1.1 For the purposes of this Agreement, unless the context requires otherwise, the following capitalized terms have the following meanings:

      (a) "AGREEMENT" means this Agreement as it may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement.

      (b) "BUSINESS DAY" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto.

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      (c)   "CALL NOTICE" has the meaning given in Section 2.1(b).

      (d)   "CALL RIGHT" has the meaning given in Section 2.1(a).

      (e)   "CLOSING DATE" has the meaning given in Section 3.1.

      (f)   "CLOSING" has the meaning given in Section 3.1.

      (g)   "DEPOSITARY" means ________________________________.

      (h)   "ENCUMBRANCES" has the meaning given in Section 2.1(e).

      (i) "FINANCING COMMITMENT" means a "Production Financing Commitment and Facilities" as defined in the Financing Commitment Provision.

      (j) "FINANCIAL COMMITMENT PROVISION" means Section 2.1(a) of the Investment Agreement.

      (k) "INVESTMENT AGREEMENT" means the finder and consulting services agreement among the Corporation, Pan Zone and Covenant Film Productions Inc. dated February 22, 2002.

      (l) "OPTIONED SHARES" has the meaning ascribed thereto in the second recital hereto.

      (m) "PARTY" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; and "Parties" means both Parties.

      (n) "PREFERRED SHARE" means a preferred share that is one of the preferred shares issued by the Corporation as provided in one of the releases attached hereto as Schedule A and having the terms attached thereto set out in Exhibit 1 to such release.

      (o)   "PURCHASE PRICE" has the meaning given in Section 2.1(a).

      (p) "SHAREHOLDERS AGREEMENT" means the shareholders agreement among Covenant, Pan Zone and _______________________________ made as of the date hereof.

1.2 BUSINESS DAY. In the event that any day on which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at the requisite time on the next succeeding Business Day.

1.3 GENDER AND NUMBERS. Unless the context requires otherwise, words importing the singular number include the plural, and vice versa, and words importing gender include all genders.

1.4 CAPTIONS. The division of this Agreement into Articles and Sections and the insertion of captions are for convenience of reference only and shall not affect the construction or interpretation of any term or provision hereof.

1.5 DOLLAR AMOUNTS. All amounts referred to in this Agreement are in lawful currency of the United States of America unless expressly stated otherwise.

1.6 ARTICLE AND SECTION REFERENCES. Unless the context requires otherwise, references in this Agreement to Articles and Sections are to Articles and Sections of this Agreement.

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                                   ARTICLE 2
                                  CALL RIGHT

2.1         CALL RIGHT.

      (a) Subject to Sections 2.1(b) and (e), Covenant shall have the right (the "Call Right") exercisable at any time and from time to time after the date hereof until December 31, 2005, to purchase from Pan Zone all or any portion of the Optioned Shares owned by Pan Zone, from time to time, free and clear of all Encumbrances, at a price (the "Purchase Price") equal to US$3.50 per Optioned Share (being the issue price of each Optioned Share plus US$0.75 per common share into which the Optioned Shares may be converted), which price shall be equitably adjusted in the event of changes to the Optioned Shares.

      (b) Subject to Section 2.1(e), the Call Right shall be exercisable upon two (2) days' prior written notice by Covenant to Pan Zone and the Depositary setting out the number of Optioned Shares to be purchased (the "Call Notice"). For greater certainty, the exercise of the Call Right as to a portion of the Optioned Shares shall not prevent the further exercise from time to time of the Call Right as to all or a portion of the remaining Optioned Shares. Provided that in the event that in any Call Notice, Covenant specifies that the Depositary is required to follow one of the two Market Sale Procedures permitted by the said Section 3.10 of the Shareholders Agreement, completion of the exercise of the Call Right triggered by such Call Notice and payment of the Purchase Price payable to Pan Zone in connection therewith shall be governed by and in accordance with the applicable Market Sale Procedure so required to be followed and not the succeeding provisions of this Agreement.

      (c) Subject to the proviso in Section 2.1(b), at the time of Closing, Pan Zone will convey to Covenant good and marketable title to the Optioned Shares owned by Pan Zone, free and clear of any mortgages, charges, liens, encumbrances, security interests, demands or other limitations of any nature or kind whatsoever (collectively, the "Encumbrances").

      (d) Except for depositing the Optioned Shares in accordance with the Shareholders Agreement, Pan Zone shall not, without the prior written consent of Covenant (which consent shall be in the sole and exclusive discretion of Covenant), transfer, convert to common shares of the Corporation, pledge, sell, encumber or otherwise assign or dispose of any Optioned Shares owned by Pan Zone from time to time.

      (e) Covenant may not give a Call Notice at any time on or after the date on which any person who, pursuant to a Financing Commitment (for which no substitution has theretofore been made as hereinafter provided) (a "Dishonored Commitment"), has agreed to provide the Corporation with funds or credit, has breached such obligation until the Corporation has been provided, in accordance with the Financing Commitment Provision, with another Financing Commitment to provide funds or credit in an amount equivalent to the amount of funds or credit remaining to be provided to the Corporation on the Dishonored Commitment on terms not less favorable to the Corporation than those provided for in the Dishonored Commitment.

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                                       4

                                   ARTICLE 3
                              CLOSING PROCEDURES

3.1 TIME AND PLACE OF CLOSING. Subject to the proviso in Section 2.1(b), the closing of any purchase and sale of the Optioned Shares to be purchased under the Call Right (the "Closing") shall take place at the offices of the Depositary or at such place and at such time on a Business Day as is agreed upon by Covenant and Pan Zone, but in any event no later than the second Business Day after the receipt by Pan Zone of Covenant's Call Notice (the "Closing Date").

3.2 PAYMENT OF PURCHASE PRICE. Subject tot he proviso in Section 2.1(b), payment of the Purchase Price by Covenant to Pan Zone for the Optioned Shares being purchased shall be made at the Closing. Subject to the proviso in
Section 2.1(b), such payment shall be satisfied by the delivery by Covenant to Pan Zone of a certified cheque or bank draft, or by wire transfer of immediately available funds from Covenant to Pan Zone, in the amount of the Purchase Price, or in such other manner as otherwise may be agreed upon in writing by Covenant and Pan Zone.

3.3 TRANSFER OF THE OPTIONED SHARES. Subject to the proviso in Section 2.1(b), at Closing, Pan Zone shall deliver to the Depositary a duly executed direction and assignment in form satisfactory to the Depositary and to Covenant transferring to Covenant all its beneficial interest in the Optioned Shares described in the applicable Call Notice and the delivery of such direction and assignment shall constitute Pan Zone's representation and warranty to Covenant (the truth of which shall be a condition of closing and which shall survive closing and continue in full force and effect thereafter) that the Optioned Shares to be purchase are being delivered free and clear of any and all Encumbrances except the Shareholders Agreement.

                                   ARTICLE 4
                           MISCELLANEOUS PROVISIONS

4.1 AMENDMENT. No amendment of this Agreement will be effective unless made in writing and signed by the Parties.

4.2 WAIVER. A waiver of any default, breach or non-compliance under this Agreement is not effective unless made in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach, non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-compliance (whether of the same or any other nature).

4.3 TIME OF ESSENCE. Time shall be of the essence of this Agreement in all respects.

4.4         NOTICES.

      (a) Any notice or other communication required or permitted to be given by this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally; or (ii) sent by prepaid courier service; or (iii) sent by registered mail; or (iv) sent by fax or other similar means of electronic communication, in each case to the applicable address set out below:

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                  (i)   if to Covenant, to:

                        1201 North Market Street
                        Wilmington, New Castle County
                        Delaware  19801

                        Attention:     _____________________
                        Facsimile:     _____________________

                        with a copy to:
                        Lang Michener
                        BCE Place
                        Suite 2500, 181 Bay Street
                        Toronto, Ontario
                        M5J 2T7

                        Attention:  Howard M. Drabinksy

                        Facsimile:  (416) 365-1719

                  (ii)  if to Pan Zone, to:

                        Unit A&B, 27F
                        Jian Hui Building
                        922 Heng Shan Road
                        Shanghai, China

                        Attention:  Mr. Alan Lam
                        Facsimile:  011-8621-6447-7930

      (b) Any notice or other communication so given shall be deemed to have been given and received on the day of delivery if delivered, or on the day of faxing, provided that such day is a Business Day and such notice or other communication is so delivered or faxed before 4:30 p.m. on such day. Otherwise, such notice or communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the fifth Business Day following the mailing thereof; provided, however, that no such notice or other communication shall be mailed during any actual or apprehended disruption of postal services.
            Any such notice or other communication given in any other manner shall be deemed to have been given and received only upon actual receipt.

      (c)   Either Party may from time to time change its address under this
            Section 4.4 by notice to the other Party given in the manner provided by this section.

4.5 SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns. Except as otherwise provided herein, Pan Zone may not assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its rights or obligations under this Agreement without the prior written consent of Covenant, which consent shall not be unreasonably withheld or delayed.

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4.6         FURTHER ASSURANCES.  Each party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other Party may reasonably require for the purposes of giving effect to this Agreement.

4.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and any dispute arising hereunder or related hereto shall be adjudicated upon by the Courts of the State of New York or the Federal District Court for the District in which New York City is located and the parties for such purpose hereby attorn to the jurisdiction of such Courts.

4.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.


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                                       7

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                                    COVENANT FILM PRODUCTIONS LIMITED
                                    PARTNERSHIP BY ITS GENERAL PARTNER COVENANT
                                    FILM PRODUCTIONS INC.

                                    By:    /s/ Joel B. Michaels
                                       ----------------------------------------
                                       Name: Joel B. Michaels
                                       Title: President

                                    PAN ZONE CO., LTD.

                                    By:    /s/ Illegible
                                       ----------------------------------------
                                       Name:
                                       Title:

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                                       8

                          FIRST AMENDMENT TO CALL AGREEMENT

This First Amendment to the Call Agreement, dated as of June 13, 2002 (the "Call Agreement"), between COVENANT FILM PRODUCTIONS LIMITED PARTNERSHIP ("Covenant") and PAN ZONE CO., LTD. ("Pan Zone"), is made as of December 23, 2002, by and between Covenant and Pan Zone (this "Amendment").

            NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. The second WHEREAS clause of the Call Agreement is hereby amended by deleting "592,182" and replacing it with "296,091".

2. All references to the Call Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the Call Agreement as amended hereby. Except as amended hereby, the Call Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

3. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

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            IN WITNESS WHEREOF the parties hereto have executed this Amendment.

                                    COVENANT FILM PRODUCTIONS
                                    LIMITED PARTNERSHIP,
                                    by its General Partner
                                    COVENANT FILM PRODUCTIONS INC.


                                    By:    /s/ Illegible
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    PAN ZONE CO., LTD.

                                    By:    /s/ Illegible
                                       ---------------------------------------
                                       Name:
                                       Title: